FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2003

Commission file number 1-12579

OGE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1481638 (I.R.S. Employer Identification No.)

321 North Harvey
P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

        On August 18, 2003, Oklahoma Gas and Electric Company, a subsidiary of OGE Energy Corp., signed an asset purchase agreement with NRG McClain LLC to purchase NRG McClain LLC's 77 percent interest in the NRG McClain Station. The asset purchase agreement, provided that, unless extended, either party has the right to terminate the contract if the closing does not occur on or before December 1, 2003. Prior to December 1, 2003, the parties agreed to amend the asset purchase agreement to extend this optional termination date to January 31, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

December 2, 2003